UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

Archipelago Learning, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue, Suite 400 Dallas, Texas	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 419-3191

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Archipelago Learning, Inc. (“the Company”) held its Annual Meeting of Stockholders on June 8, 2011. For more information on the following proposals, please see the Company’s proxy statement dated April 21, 2011. Below are the final voting results.

There were present at the meeting, either in person or by proxy, 24,470,185 shares of Common Stock of the Company out of a total of 26,332,066 shares of Common Stock, issued, outstanding and entitled to vote as of the record date of April 20, 2011. This constituted 92.93% of the Company’s outstanding Common Stock entitled to vote at the meeting.

(1)	Archipelago Learning stockholders elected the six nominees to the Board of Directors for a one-year term by a plurality of the votes cast.

					Broker
	For	% Voted For	Withheld	% Voted Withheld	Non-Votes
Tim McEwen	20,670,817	84.47%	595,542	2.43%	3,203,826
Brian H. Hall	20,681,749	84.52%	584,610	2.39%	3,203,826
Thomas F. Hedrick	20,681,749	84.52%	584,610	2.39%	3,203,826
Ruth E. Orrick	20,681,639	84.52%	584,720	2.39%	3,203,826
J. David Phillips	20,673,503	84.48%	592,856	2.42%	3,203,826
Peter O. Wilde	20,673,503	84.48%	592,856	2.42%	3,203,826
Total all Directors	124,062,960		3,535,194
Director Average	20,677,160		589,199		3,203,826
% Voted of Average	97.23%		2.77%
% Outstanding of Average	78.52%		2.24%
(2)	Archipelago Learning stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ended December 31, 2011.

				Broker
	For	Against	Abstain	Non-Votes
Common Stock	23,718,414	78,808	672,963
% of Voted	96.93%	0.32%	2.75%
% of Outstanding	90.07%	0.30%	2.56%

(3)	Advisory vote on executive compensation

				Broker
	For	Against	Abstain	Non-Votes
Common Stock	20,720,646	23,652	522,061	3,203,826
% of Voted	97.43%	0.11%	2.45%
% of Outstanding	78.69%	0.09%	1.98%
(4)	Advisory vote on the frequency of holding future advisory votes on executive compensation

					Broker
	3 Years	2 Years	1 Year	Abstain	Non-Votes
Common Stock	17,889,699	18,493	3,254,188	103,979	3,203,826
% of Voted	84.12%	0.09%	15.30%	0.49%
% of Outstanding	67.94%	0.07%	12.36%	0.39%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARCHIPELAGO LEARNING, INC.
By: /s/ Mark S. Dubrow
Name: Mark S. Dubrow
Title: Chief Financial Officer
Date: June 8, 2011